Exhibit 10.15

AMENDMENT NO. 1 TO

AMENDED AND RESTATED GAS PROCESSING AGREEMENT

This Amendment No. 1 to Amended and Restated Gas Processing Agreement, dated as of May 20, 2015 (this “Amendment”), is entered into by and among PennTex North Louisiana, LLC, a Delaware company and successor in interest to PennTex North Louisiana Operating, LLC (“Processor”), and MRD Operating LLC, a Delaware limited liability company (“Customer”). Processor and Customer are each referred to herein as a “Party,” and collectively as, the “Parties.” Defined terms used but not defined herein have the meaning given to them in the Agreement (as defined below).

WHEREAS, the Parties entered into that certain Amended and Restated Gas Processing Agreement, dated as of April 14, 2015 (the “Agreement”), pursuant to which Processor agreed to provide certain processing services for Customer; and

WHEREAS, the Parties desire to amend the Agreement in accordance with Section 19.20 thereof as set forth herein.

NOW THEREFORE, in consideration of the premises of this Amendment and the agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

1. Amendment to Article I. Article I of the Agreement is hereby amended by adding thereto in alphabetical order each of the following definitions, which shall read in full as follows:

“GPM” means the quantity of Gallons of theoretically recoverable NGL Components contained in an Mcf of Gas, as calculated from chromatographic analysis or other method acceptable in the industry”

“NGL Components” means the individual hydrocarbon components of NGL’s including ethane, propane, iso butane, normal butane and natural gasoline (pentanes and heavier hydrocarbons).”

2. Amendment to Section 3.1(e). Section 3.1(e) of the Agreement is hereby amended by adding the following sentence to the end of such Section:

Notwithstanding the foregoing, the Parties acknowledge and agree that each Plant will be designed to accept a maximum volume of Gas equal to 230,000 MMBtu per Day, assuming a Gross Heating Value of 1,150 Btu per cubic foot or minimum NGL Components of 2.6 GPM.”

3. Governing Law. This Amendment shall be governed, interpreted and construed in accordance with the laws of the State of Texas without regard to the conflicts of laws provisions thereof.

4. Counterpart Execution. This Amendment may be executed in any number of counterparts, each of which shall be considered an original, and all of which shall be considered one and the same instrument. Any signature delivered by a Party by facsimile transmission or electronically shall be deemed an original signature.

5. Integration with Agreement. This Amendment shall be and hereby is incorporated into and forms a part of the Agreement. Except as expressly provided herein, all terms and conditions of the Agreement shall remain in full force and effect.

[signature page follows]

IN WITNESS WHEREOF, each of the Parties has duly executed this Amendment as of the date first written above.

MRD Operating LLC

By:	Memorial Resource Development Corp., its sole member

By:	/s/ Kyle N. Roane
Name:	Kyle N. Roane
Title:	Senior Vice President

PennTex North Louisiana, LLC

By:	/s/ Robert O. Bond
Name:	Robert O. Bond
Title:	Chief Operating Officer

[Signature Page to Amendment No. 1 to Amended and Restated Gas Processing Agreement]